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                                                                     EXHIBIT 5.1

                        [COOLEY GODWARD LLP LETTERHEAD]


February 5, 1998


Cypress Bioscience, Inc.
4350 Executive Drive, Suite 325
San Diego, CA 92121

Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Cypress Bioscience, Inc. (the "Company") of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission, including a related prospectus filed with the Registration Statement (the "Prospectus"), covering the offering of 350,000 shares of the Company's Common Stock, $.02 par value, to be sold by Spear, Leeds & Kellogg (the "Common Stock").

In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus, the Company's Certificate of Incorporation and Bylaws, both as amended, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In rendering this opinion we have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed that all individuals executing and delivering documents had the legal capacity to so execute and deliver.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Common Stock is validly issued, fully paid, and nonassessable.

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP

By: /s/ FREDERICK T. MUTO
   ---------------------------
   Frederick T. Muto